                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 13, 1998
                                                          --------------

                            EDUCATIONAL MEDICAL, INC.
                            -------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                                    --------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

       000-21567                                          65-0038445
       ---------                                          ----------
(COMMISSION FILE NUMBER                        (IRS EMPLOYER IDENTIFICATION NO.)

                            EDUCATIONAL MEDICAL, INC.
                       1327 NORTHMEADOW PARKWAY, SUITE 132
                             ROSWELL, GEORGIA 30076
                             ----------------------
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (770) 475-9930
                                                           --------------

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (a)    Financial Statements of Business Acquired.

              The audited combined financial statements of Hesser, Inc. as of and for the years ended December 31, 1997 and 1996 are filed as part of this Current Report on Form 8-K/A.

       (b)    Pro Forma Financial Information.

              The unaudited pro forma condensed consolidated statements of operations of Educational Medical, Inc. for the year ended March 31, 1997 and the nine months ended December 31, 1997 are filed as part of this Current Report on Form 8-K/A.

              The unaudited pro form condensed consolidated balance sheet of Educational Medical, Inc. at December 31, 1997 is filed as part of this Current Report on Form 8-K/A.

                                  HESSER, INC.

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

COOPERS                                             COOPERS & LYBRAND L.L.P.
& LYBRAND                                           a professional services firm





                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Hesser, Inc.:

We have audited the accompanying balance sheets of Hesser, Inc. as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hesser, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                   /s/ Coopers & Lybrand LLP

Boston, Massachusetts
March 13, 1998

                                  HESSER, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                   ----------


                                     ASSETS

                                                          1997           1996
                                                      -----------    -----------
Current assets:
  Cash and cash equivalents                           $ 2,815,846    $ 3,004,681
  Restricted cash {Note A)                                766,215        105,533
  Accounts receivable, net of allowance for
   doubtful accounts and accumulated finance
   charges for $1,196,224 and $987,167 in
   1997 and 1996, respectively                          1,407,109      1,243,034
  Due from federal government                              74,997         62,816
  Due from related party (Note G)                          23,078         23,798
  Inventories                                             489,076        493,400
  Notes receivable - current portion (Note D)               8,304          5,425
  Prepaid expenses                                         89,830         52,943
  Refundable state income taxes (Note F)                  120,238             --
  Deferred state income taxes (Note F)                         --         76,987
                                                      -----------    -----------
          Total current assets                          5,794,693      5,068,617

Investments (Note A)                                           --      1,066,228
Property, plant and equipment, net (Notes B and E)      4,511,263      4,802,766
Contributions to Perkins Loan Program, net of
  allowance for unrecoverable contributions of
  $59,695 at December 31, 1997 and 1996                   272,271        272,271
Notes receivable (Note D)                                  24,470         28,890
Cash surrender value of life insurance                     55,447         43,932
Due from related party, net of allowance for
  uncollectible amounts of $68,000 and $0 in 1997
  and 1996, respectively (Note G)                         274,244         38,260
                                                      -----------    -----------

          Total assets                                $10,932,388    $11,320,964
                                                      ===========    ===========



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                                                          1997           1996
                                                      -----------    -----------
Current liabilities:
  Current portion of long-term debt (Note E)          $   166,985    $    74,773
  Accounts payable, including accounts receivable
  credit balances of $525,320 and $523,491
  at December 31, 1997 and 1996, respectively           1,514,806      1,274,901
  Deposits and deferred revenues                          953,693        372,046
  Accrued expenses                                        315,268        280,386
  Due to related party (Note G)                            85,906        180,000
  State income tax payable (Note F)                            --         38,207
                                                      -----------    -----------
     Total current liabilities                          3,036,658      2,220,313

Long-term liabilities:
  Long-term debt {Note E)                               2,091,660      2,008,644
  Deferred state income taxes (Note F)                     70,347         51,939
                                                      -----------    -----------
     Total liabilities                                  5,198,665      4,280,896
                                                      -----------    -----------

Commitments and contingencies
  (Notes C and E)

Stockholder' equity:
  Common stock, no par value; authorized 200
    shares; 100 shares issued and outstanding
    at $1 stated value each                                   100            100
  Net unrealized investment gains                              --        289,320
  Retained earnings                                     5,733,623      6,750,648
                                                      -----------    -----------

     Total Stockholders' Equity                         5,733,723      7,040,068
                                                      -----------    -----------

     Total liabilities and stockholders' equity       $10,932,388    $11,320,964
                                                      ===========    ===========


                     THE ACCOMPANYING NOTES ARE AN INTEGRAL
                        PART OF THE FINANCIAL STATEMENTS

                                  HESSER, INC.,
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                   ----------

                                                          1997           1996
                                                      -----------    -----------
Revenues                                              $16,234,587    $15,259,617
                                                      -----------    -----------
Operating expenses:
  General and administrative                            3,533,416      3,514,601
  Facilities                                            1,717,200      1,510,942
  Admissions                                            2,081,016      1,800,283
  Instructional                                         3,527,319      3,219,879
  Student services                                        654,821        632,671
  Scholarships                                            594,640        439,725
  Cost of sales, bookstore and cafeteria                1,589,986      1,494,495
  Depredation and amortization                            450,828        411,859
  Bad debts                                               798,813        643,719
                                                      -----------    -----------

     Total operating expenses                          14,948,039     13,668,174
                                                      -----------    -----------
     Operating income                                   1,286,548      1,591,443
                                                      -----------    -----------
Other expense:
  Interest expense                                       (997,719)      (663,446)
  Interest and dividend income                            161,915        154,255
  Realized gains on investments                           489,285        316,809
  Other income, net                                        33,253         57,262
                                                      -----------    -----------

     Total other expense                                 (313,266)      (135,120)
                                                      -----------    -----------
     Income before income taxes                           973,282      1,456,323

Provision for income taxes                                 85,275        104,560
                                                      -----------    -----------
     Net income                                       $   888,007    $ 1,351,763
                                                      ===========    ===========





                     THE ACCOMPANYING NOTES ARE AN INTEGRAL
                        PART OF THE FINANCIAL STATEMENTS

                                  HESSER, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                   ----------


                                                      NET
                                                   UNREALIZED
                                        COMMON     INVESTMENT      RETAINED
                                        STOCK        GAINS         EARNINGS        TOTAL
                                        -----        -----         --------        -----
Balance, December 31, 1995              $ 100       $261,569     $ 5,734,963    $ 5,996,632

Net income                                                         1,351,763      1,351,763

Dividends distributed                                               (336,078)      (336,078)

Net unrealized investment gains                       27,751                         27,751
                                        -----       --------     -----------    -----------

Balance, December 31, 1996                100        289,320       6,750,648      7,040,068

Net income                                                           888,007        888,007

Dividends distributed                                             (1,905,032)    (1,905,032)

Net unrealized investment gains                     (289,320)                      (289,320)
                                        -----       --------     -----------    -----------

Balance, December 31, 1997              $ 100       $     --     $ 5,733,623    $ 5,733,723
                                        =====       ========     ===========    ===========






                     THE ACCOMPANYING NOTES ARE AN INTEGRAL
                        PART OF THE FINANCIAL STATEMENTS.

                                  HESSER, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                   ----------


                                                          1997           1996
                                                      -----------    -----------
Cash flows from operating activities:
  Net income                                          $   888,007    $ 1,351,763
                                                      -----------    -----------
  Adjustments to reconcile net income to net
      cash provided by operating activities:
    Depreciation and amortization                         450,828        411,859
    Bad debt expense                                      798,813        643,719
    Realized gain on investments                         (489,285)      (316,809)
    Deferred state income taxes                            10,120         28,214
    Change in assets and liabilities:
      Due from federal government                         (12,181)        48,475
      Accounts receivable                                (970,829)      (867,575)
      Prepaid expenses                                    (36,887)        35,144
      Refundable state income taxes                       (34,963)            --
      Inventories                                           4,324          2,558
      Cash surrender value of life insurance              (11,515)       (12,267)
      Accounts payable and accrued expenses               274,787       (338,646)
      Deposits and deferred revenues                      (79,035)        (5,025)
      State income taxes payable                          (38,207)         1,971
                                                      -----------    -----------
          Total adjustments                              (134,030)      (368,382)
                                                      -----------    -----------

          Net cash provided by operating activities       753,977        983,381
                                                      -----------    -----------

Cash flows from investing activities:
  Purchase of fixed assets                                (83,384)      (569,221)
  Contributions to Perkins Loan Program                        --         15,261
  Decrease in notes receivable                              1,541          3,944
  Investments, net                                      1,266,193      1,185,210
  Due to/from related party                              (397,358)       176,002
                                                      -----------    -----------

          Net cash provided by investing activities       786,992        811,196
                                                      -----------    -----------

Cash flows from financing activities:
  Principal payments on long-term debt                    (74,772)      (413,127)
  Proceeds from long-term debt                            250,000        660,363
  Dividends paid                                       (1,905,032)      (336,078)
                                                      -----------    -----------

          Net cash used in financing activities        (1,729,804)       (88,842)
                                                      -----------    -----------

Net (decrease) increase in cash and cash equivalents     (188,835)     1,705,735

Cash and cash equivalents at beginning of year          3,004,681      1,298,946
                                                      -----------    -----------

Cash and cash equivalents at end of year              $ 2,815,846    $ 3,004,681
                                                      ===========    ===========

Supplemental disclosure of cash flow information:
  Cash paid during the year for:

    Interest                                          $   975,501    $   670,930
                                                      ===========    ===========

    Income taxes                                      $   148,325    $    74,375
                                                      ===========    ===========

See also Notes A and E for additional disclosure of supplemental noncash investing and financing activities.






                     THE ACCOMPANYING NOTES ARE AN INTEGRAL
                        PART OF THE FINANCIAL STATEMENTS.

                                  HESSER, INC.
                         NOTES TO FINANCIAL STATEMENTS

                                   ----------

A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     NATURE OF BUSINESS

     Hesser, Inc. ("Hesser" or the "Company"), was formed to do business as Hesser College (the "College"). The College currently offers two-year (associate) degrees in 29 different majors and maintains a traditional day school program as well as an evening program for nontraditional, continuing education students. In addition, during 1996, the College received approval to offer baccalaureate degrees in criminal justice and business administration/accounting. Campuses are located in Manchester, Nashua, Portsmouth and Salem, New Hampshire.

     CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity when purchased of three months or less to be cash equivalents. Cash equivalents recorded on the Company's balance sheet consist principally of money market funds.

     REVENUE AND COST RECOGNITION

     The Company recognizes tuition (including room and board) revenue as earned ratably over the academic year. Other income is derived primarily from textbook sales and cafeteria services.

     INVENTORIES

     Inventories consist primarily of textbooks and supplies and are valued at the lower of cost (first-in, first-out) or market.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Major additions and improvements are capitalized, while ordinary maintenance and repairs are charged to expense as incurred. The cost and accumulated depreciation on assets sold or retired are removed from the accounts and any gains or losses are reflected in income.

     Equipment under capital leases is recorded and amortized in accordance with Statement of Financial Accounting Standards No. 13.

     Depreciation is computed using primarily accelerated methods for both book and tax purposes. Estimated useful lives for computing depreciation for book purposes are as follows:

                                                                     Life
                                                                     ----
       Buildings and building improvements                        10-35 years
       Leasehold improvements                                         10
       Machinery and equipment                                         5
       Furniture and fixtures                                          7
       Library books                                                   7






                                   CONTINUED

                                  HESSER, INC.
                         NOTES TO FINANCIAL STATEMENTS

                                   ----------

A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     CONCENTRATION OF CREDIT RISK

     At December 31, 1997, substantially all of the Company's cash was deposited with three banks.

     INCOME TAXES

     The Company has elected to be taxed as an S Corporation for federal income tax purposes. Accordingly, the income of the Company is passed through directly to the stockholders for federal income tax purposes. The Company continues to be subject to income tax for state income tax purposes.

     The Company uses the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, state deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax basis of assets and liabilities using enacted marginal tax rates. State deferred income tax expense or credits are based on the changes in the assets or liabilities from period to period.

     STUDENT FINANCIAL ASSISTANCE PROGRAMS

     The records of the Student Financial Assistance Programs (Federal Perkins Loan Program, Federal Supplemental Educational Opportunity Grant Program and Federal Work Study Program) are maintained by employees of the Company and are not part of the financial statements as presented herein. Additionally, amounts due from the federal government represent federal financial assistance monies advanced to students by the Company on behalf of the United States Government, for which the Company was awaiting reimbursement.

     CONTRIBUTIONS TO PERKINS LOAN PROGRAM

     Institutional capital contributions to the Perkins Loan Program are recorded at cost. An allowance is provided for the Company's portion of estimated uncollectible loans.






                                   CONTINUED

                                  HESSER, INC.
                         NOTES TO FINANCIAL STATEMENTS

                                   ----------

A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     INVESTMENTS

     Investments have been classified as available for sale and as a result are stated at fair market value. At December 31,1996, these investments were comprised of mutual funds managed by a third party portfolio manager. During November 1997, the Company liquidated all of its investments and distributed the proceeds to the stockholders. The cost and market value of investments held at December 31, 1996, were $776,908 and $1,066,228, respectively. The unrealized holding gains of $0 and $289,320 at December 31, 1997 and 1996, respectively, were included as a component of stockholders' equity. The cost of investments sold is based on the specific identification method.

     RESTRICTED CASH

     Restricted cash represents amounts received from the New Hampshire Higher Education Assistance Foundation (NHHEAF) for student loans which will be credited to individual student's account receivable balances once the student enrolls at the College. Loan disbursements received for students who do not ultimately enroll at the College will have to be returned to NHHEAF. The corresponding liability for these undisbursed loan proceeds has been grouped with deposits and deferred revenues in the accompanying financial statements.

     RECLASSIFICATIONS

     Certain reclassifications have been made to the 1996 financial statements to conform to the 1997 financial statement presentation.

B.   PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consists of the following at:

                                                       DECEMBER 31
                                                       -----------
                                                 1997               1996
                                              ----------         ----------
       Land and land improvements             $  124,868         $  124,868
       Buildings and improvements              5,270,740          5,265,656
       Furniture and fixtures                  1,529,521          1,471,426
       Computer equipment                        858,356            840,899
       Machinery and equipment                   318,242            318,242
       Equipment under capital leases             37,700             37,700
       Library books                              29,364             29,364
       Leasehold improvements                    465,722            450,673
                                              ----------         ----------
            Total                              8,634,513          8,538,828

       Less: Accumulated depreciation          4,123,250          3,736,062
                                              ----------         ----------
                                              $4,511,263         $4,802,766
                                              ==========         ==========




                                   CONTINUED

                                  HESSER, INC.
                         NOTES TO FINANCIAL STATEMENTS

                                   ----------

C.   LEASES:

     The Company has various leases for classroom and office space for its continuing education programs and auto leases which are accounted for as operating leases. The operating leases expire at various dates from 1997 through 2004.

     Future minimum lease payments under noncancelable operating leases are as follows:

          1998                                                       $   580,367
          1999                                                           438,818
          2000                                                           407,633
          2001                                                           341,720
          2002                                                           190,630
          Thereafter                                                     375,968
                                                                     -----------
                                                                     $ 2,335,136
                                                                     ===========


     Rent expense amounted to $746,087 and $499,478 for the years ended December 31, 1997 and 1996, respectively.

D.   NOTES RECEIVABLE:

     Notes receivable consist of the following at:

                                                       DECEMBER 31
                                                       -----------
                                                  1997             1996
                                                --------         --------
       Darilyn Enterprises (a related
        party; 9% note requiring monthly
        interest and principal payments,
        due in April, 2002                      $ 28,890         $ 32,931

       Other notes receivable                      3,884            1,384
                                                --------         --------
                                                  32,774           34,315

       Less; Current portion                       8,304            5,425
                                                --------         --------

                                                $ 24,470         $ 28,890
                                                ========         ========




                                    CONTINUED

                                  HESSER, INC.
                         NOTES TO FINANCIAL STATEMENTS

                                   ----------

E.   LONG-TERM DEBT:

     Long-term debt consists of the following at:

                                                          DECEMBER 31
                                                          -----------
                                                    1997               1996
                                                 -----------        -----------
       Finance obligation payable to Hardwood
         Properties Limited Partnership, a
         related party (see below)               $ 2,258,645        $ 2,083,417

       Less: Current portion                         166,985             74,773
                                                 -----------        -----------
                                                 $ 2,091,660        $ 2,008,644
                                                 ===========        ===========

     On October 5, 1993, the Company entered into an agreement with Hardwood Properties Limited Partnership ("Hardwood"), an entity whose general and limited partners are either shareholders of the Company or immediate family members, whereby substantially all of the Company's real property was sold to Hardwood for approximately $4,182,000. The sales price consisted of the assumption of the existing mortgage by Hardwood on the properties sold of $2,992,400 and a demand note for the remainder of the balance. The Company remains, however, jointly and severally liable on the first mortgage ($1,071,750 balance outstanding at December 31, 1997) with respect to all of its terms, provisions, and covenants. In connection with this transaction, the Company and Hardwood also entered into two one-year lease agreements for the properties sold which call for an annual payment of $1,050,000 plus all operating expenses related to the facilities. The Company and Hardwood have extended this lease through September 30, 1998, under the same terms and conditions. Under the Provisions of SFAS Nos. 66, "Accounting for Sales of Real Estate," and 98, "Accounting for Leases," this transaction has been accounted for as a financing given the Company's continuing involvement by virtue of its guarantee of the debt related to the properties which were sold. Accordingly, the net book value of the properties sold ($3,500,997 at December 31, 1997) remains on the Company's books and will continue to be depreciated. Accordingly, a finance obligation (with an effective interest rate of 37.75%) was recorded in an amount equal to the mortgage balance at the time of the sale.






                                    CONTINUED

                                  HESSER, INC.
                         NOTES TO FINANCIAL STATEMENTS

                                   ----------

E.   LONG-TERM DEBT, CONTINUED:

     On August 6, 1996, the Company amended the agreement with Hardwood discussed above in connection with an additional bank borrowing by Hardwood in the amount of $1,500,000 which expires in June 2003, under which the Company is jointly and severally liable. In addition, the Company borrowed from Hardwood an additional $410,364 to finance building and leasehold improvements which was funded out of the proceeds from the new $1,500,000 bank borrowing. Under the terms of the amended agreement, the term of the existing mortgage on the Company's real property was extended through December 2002. The terms of the amended agreement call for the annual lease payment of $1,050,000 to be allocated pro rata between the existing finance obligation and the additional liability (with an effective interest rate of 46.91%) which was incurred by the Company as a result of the 1996 borrowing. The total amount due to Hardwood under the amended agreement has been recorded as a finance obligation in the Company's financial statements and is being reduced as the lease payments are made through the related terms of the underlying bank borrowings. In December 1997, Hardwood paid to the Company an additional $250,000 in connection with the transactions previously discussed. This amount has also been reflected as a component of the finance obligation as of December 31, 1997.

     Total interest expense incurred under this arrangement was $975,228 in 1997 and $607,635 in 1996.

     The mortgage note agreement with Citizens Bank discussed above contain various restrictive covenants, including the maintenance of minimum net worth of $3,500,000, the maintenance of various insurance coverages, restrictions on additional borrowings, the making of loans to employees and directors, and limitations on the payment of dividends.

     During the year ended December 31, 1997, the Company violated the covenant limiting the payment of dividends. Prior to year-end, the Company obtained a waiver from the bank regarding this violation.

     Aggregate annual principal maturities of long-term debt are as follows for the years ended December 31:

          1998                                                     $   166,985
          1999                                                         246,485
          2000                                                         364,304
          2001                                                         539,169
          2002                                                         799,086
          Thereafter                                                   142,616
                                                                   -----------

                                                                   $ 2,258,645
                                                                   ===========





                                    CONTINUED

                                  HESSER, INC.
                         NOTES TO FINANCIAL STATEMENTS

                                   ----------

F.   INCOME TAXES:

     The provision for income taxes consists of the following components for the years ended:

                                                       DECEMBER 31
                                                       -----------
                                                  1997             1996
                                                --------         --------
       State:
         Current                                $ 75,155         $ 112,582
         Deferred                                 10,120            (8,022)
                                                --------         ---------
                                                $ 85,275         $ 104,560
                                                ========         =========

     Deferred income taxes arise from differences in the timing of the recognition of certain expenses for financial statement and income tax reporting purposes. The principal sources of these differences are depreciation, accounts receivable reserves, the difference in book and tax treatment of the building sale to Hardwood, and certain other nondeductible accruals.

G.   RELATED PARTY TRANSACTIONS:

     The Company has entered into a five-year lease agreement with Darilyn Enterprises, a business owned by certain officers of the Company, for the rental of parking space adjacent to the Manchester campus. The terms of the lease agreement call for monthly payments of $2,300. Rental expense under this agreement for the years ended December 31, 1997 and 1996, amounted to approximately $28,000.

     Throughout the year, the Company advanced monies to Harmony Learning Center, Inc., (Harmony), a corporation owned jointly by the two stockholders of the Company. At December 31, 1997, amounts owed to the Company as a result of these advances were $23,078. This amount has been classified as a current asset based upon the timing of the anticipated repayment.

     During 1996, the Company entered into an agreement with Loan 4 Education, an entity owned jointly by the two stockholders of the Company. Loan 4 Education was created to loan money to students with the initial funding for loans being provided by the Company. The total amount due the Company, net of allowance, as of December 31, 1997 and 1996, is $274,244 and $38,260, respectively.

     The Company owed $85,906 to Hardwood at December 31, 1997. The Company intends to repay the amount in 1998.






                                    CONTINUED

                                  HESSER INC.
                         NOTES TO FINANCIAL STATEMENTS

                                   ----------

H.   SUBSEQUENT EVENT:

     On March 13, 1998, the stockholders of the Company signed a purchase and sale agreement whereby 100% of the Company's outstanding stock and the real property currently being leased by the Company from Hardwood will be sold to a third party.

              ITEM 7 (B). PRO FORMA FINANCIAL STATEMENTS

              The following unaudited pro forma condensed consolidated financial statements of Educational Medical, Inc. ("EMI") and Hesser, Inc. ("Hesser") are derived from, and should be read in conjunction with the audited financial statements of Hesser included in item 7
              (a) herein, and the audited consolidated financial statements of EMI as previously filed on Form 10-K/A for the year ended March 31, 1997 with the Securities and Exchange Commission, and the unaudited condensed consolidated financial statements of EMI as previously filed on Form 10-Q for the quarter ended December 31, 1997. The pro forma condensed consolidated financial statements do not purport to be indicative of the results of operations or financial position which would have actually been reported should the acquisition been consummated on the dates indicated, or which may be reported in the future.

              The pro forma statements of operations reflect adjustments as if the acquisition had been consummated at the beginning of the period of the statement presented (i.e., April 1, 1996 for the twelve-month statement of operations, and April 1, 1997 for the nine-month statement of operations).

              The pro forma balance sheet reflects adjustments as if the acquisition had been consummated as of December 31, 1997.

                            EDUCATIONAL MEDICAL, INC.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet

                                                                          ACQUISITION                   EMI
                                                 EMI         HESSER       ADJUSTMENTS               PRO FORMA
                                               12/31/97     12/31/97                                 12/31/97
              ASSETS
  CURRENT ASSETS:
Cash and cash equivalents                    $ 9,303,194   $2,815,846   $  7,000,000(11)(13)        $19,119,040
Restricted cash                                               766,215                                   766,215
Trade A/R, net of allowances                   7,816,598      453,416                                 8,270,014
Income taxes receivable                                       120,238                                   120,238
Prepaid expenses and other current assets      1,521,270      685,285                                 2,206,555
Deferred income  taxes, current                1,208,669                     665,000(14)              1,873,669
                                             -----------   ----------                               -----------
  TOTAL CURRENT ASSETS                        19,849,731    4,841,000                                32,355,731
Property and equipment, net                    8,364,457    4,511,263        (95,098)(15)            12,780,622
Deferred debt issuance costs, net                252,324                                                252,324
Covenants, net                                   900,063                                                900,063
Goodwill and other intangibles, net            9,529,737                  10,291,918                 19,821,655
Deferred income taxes, non-current               944,629                                                944,629
Other non-current assets                         176,855      626,432        (55,447)(10)               747,840
                                             -----------   ----------                               -----------
   TOTAL ASSETS                              $40,017,796   $9,978,695                               $67,802,864
                                             ===========   ==========                               ===========

LIABILITIES & STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES:
Accounts payable                             $   271,235   $  989,486                               $ 1,260,721
Accrued compensation                           1,115,497                                              1,115,497
Accrued income taxes                             214,038                                                214,038
Accrued expenses                                 458,880      401,174      3,237,741 (18)(19)(20)     4,097,795
Deferred tuition income                        4,454,616      525,320                                 4,979,936
Current portion of long-term debt                599,990      166,985     10,833,015(11)(16)         11,599,990
                                             -----------   ----------                               -----------
  TOTAL CURRENT LIABILITIES                    7,114,256    2,082,965                                23,267,977
Long-term debt, less current portion           1,951,089    2,091,660      7,158,340(13)(16)(20)     11,201,089
Other liabilities                                549,264       70,347        311,000(18)                930,611
                                             -----------   ----------                               -----------
  TOTAL LIABILITIES                          $ 9,614,609   $4,244,972                              $ 35,399,677

STOCKHOLDERS' EQUITY:
Preferred stock                                        0            0                                         0
Common stock                                      73,691          100          1,925(11)(12)             75,716
Additional paid-in-capital on common stock    30,221,127                   1,997,975(11)             32,219,102
Accumulated earnings (deficit)                   108,369    5,733,623     (5,733,623)(17)               108,369
Less: treasury stock, at cost                          0                                                      0
                                             -----------   ---------                                -----------
  TOTAL STOCKHOLDERS' EQUITY                  30,403,187    5,733,723                                32,403,187
                                             -----------   ----------                               -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $40,017,796   $9,978,695                               $67,802,864
                                             ===========   ==========                               ===========


(1) Amortization of goodwill recorded in connection with the purchase
(2) Interest expense on acquisition letter of credit
(3) Interest income forfeiture on investments and payments due sellers
(4) Interest expense on acquisition debt
(5) Remove prior owners' salaries and benefits
(6) Elimination of Hesser's amortization
(7) Elimination of Hesser's interest on mortgage financing not assumed
(8) Realized gains forfeiture on investments due to use of investments for purchase
(9) Interest income on bank borrowings
(10)Elimination of asset distributed prior to EMI acquisition
(11)Purchase of Hesser stock for $2,000,000 cash, $11,000,000 in notes, and 202,532 of EMI common stock
(12)Elimination of Hesser's common stock
(13)Record long-term borrowings to finance purchase
(14)Record deferred taxes on book to tax differences
(15)Remove fixed assets distributed prior to EMI acquisition
(16)Remove mortgage financing not assumed
(17)Elimination of Hesser's equity
(18)Accrue severance and pension payments
(19)Record student tuition commitment
(20)Record payment due seller
(21)Record tax provision on effect of pro forma adjustments

                            EDUCATIONAL MEDICAL, INC.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                       Nine Months Ended December 31, 1997

                                                                                             ACQUISITION                 EMI
                                                              EMI           HESSER           ADJUSTMENTS              PRO FORMA
NET REVENUE                                              $ 41,468,515    $ 10,918,597                                $52,387,112

SCHOOL OPERATING COSTS:
Education and facilities                                   19,348,384       3,833,656                                 23,182,040
Selling and promotional                                     6,272,299       2,737,163                                  9,009,462
General and administrative                                 11,656,708       3,722,818    $(1,169,238)(5)              14,210,288
Amortization                                                  938,233          39,384        153,589(1)(6)             1,131,206
Other expenses (income)                                             0         655,917        491,196(8)                1,147,113
                                                         ------------    ------------    -----------                 -----------
INCOME (LOSS) FROM OPERATIONS                               3,252,891         (70,341)       524,453                   3,707,003
Net Interest and Dividends                                   (256,082)        219,128        355,816(2)(3)(4)(7)(9)      318,862
                                                         ------------    ------------    -----------                 -----------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM           3,508,973        (289,469)       168,637                   3,388,141
Income taxes                                                1,403,715          85,275        (56,419)(21)              1,432,571
                                                         ------------    ------------    -----------                 -----------
INCOME BEFORE EXTRAORDINARY ITEM                            2,105,258        (374,744)       225,056                   1,955,570
Extraordinary item                                                  0               0                                          0
                                                         ------------    ------------    -----------                 -----------
PRO FORMA NET INCOME                                     $  2,105,258    $   (374,744)   $   225,056                 $ 1,955,570
                                                         ============    ============    ===========                 ===========

PRO FORMA NET INCOME PER SHARE
BASIC
Net income                                               $       0.29                                                $      0.26
Weighted average number if shares outstanding               7,349,612                                                  7,501,511(a)

DILUTED
Net income                                               $       0.28                                                $      0.25
Weighted average number if shares outstanding               7,582,962                                                  7,734,861(a)

(a) Giving effect to 202,532 acquisition shares issued

                            EDUCATIONAL MEDICAL, INC.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                            Year Ended March 31, 1997

                                                                                            ACQUISITION                   EMI
                                                             EMI           HESSER           ADJUSTMENTS                PRO FORMA
NET REVENUE                                              $ 49,449,680    $ 15,648,534                               $65,098,214

SCHOOL OPERATING COSTS:
Education and facilities                                   23,150,599       5,140,741                                28,291,340
Selling and promotional                                     7,530,741       3,716,421                                11,247,162
General and administrative                                 14,041,592       4,632,852    $(1,915,192)(5)             16,759,252
Amortization                                                  886,268          23,938        181,574(1)(6)            1,091,780
Other expenses (income)                                       535,038         803,069        316,809(8)               1,654,916
                                                         ------------    ------------    -----------                -----------
INCOME (LOSS) FROM OPERATIONS                               3,305,442       1,331,513      1,416,809                  6,053,764
Net Interest and Dividends                                    284,162         308,086        467,802(2)(3)(4)(7)(9)   1,060,050
                                                         ------------    ------------    -----------                -----------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM           3,021,280       1,023,427        949,007                  4,993,714
Income taxes                                                  408,951         104,560        766,618(21)              1,280,129
                                                         ------------    ------------    -----------                -----------
INCOME BEFORE EXTRAORDINARY ITEM                            2,612,329         918,867        182,389                  3,713,585
Extraordinary item                                            308,683               0                                   308,683
                                                         ------------    ------------    -----------                -----------
PRO FORMA NET INCOME                                     $  2,303,646    $    918,867    $   182,389                $ 3,404,902
                                                         ============    ============    ===========                ===========

PRO FORMA NET INCOME PER SHARE
BASIC
  Income before extraordinary item                       $       0.58                                               $      0.79
  Extraordinary item                                            (0.07)                                                    (0.06)
Net income                                                       0.51                                                      0.73
Weighted average number if shares outstanding               4,484,492                                                 4,687,024(a)

DILUTED
  Income before extraordinary item                       $       0.41                                               $      0.56
  Extraordinary item                                            (0.05)                                                    (0.05)
Net income                                                       0.36                                                      0.51
Weighted average number if shares outstanding               6,447,265                                                 6,649,797(a)


(a) Giving effect to 202,532 acquisition shares issued

       (C)    EXHIBITS

              The following exhibits were filed as part of the Current Report on Form 8-K filed with the Commission on March 30, 1998.

              10.1   Stock Purchase Agreement dated March 13, 1998.

              10.2 Legal Description of the Property (Exhibit 1 to Stock Purchase Agreement).

              10.3   Second Payment Note (Exhibit 2 to Stock Purchase
                     Agreement).

              10.4   List of Shareholders (Exhibit 3 to Stock Purchase
                     Agreement).

              10.5 Form of Registration Rights Agreement (Exhibit 4 to Stock Purchase Agreement).

              10.6 Form of Employment Agreement (Exhibit 5 to Stock Purchase Agreement).

              10.7 Form of Non-Competition Agreement (Exhibit 6 to Stock Purchase Agreement).

              10.8   Stock Power (Exhibit 7 to Stock Purchase Agreement).

              10.9   Amendment to Bank Agreement.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             EDUCATIONAL MEDICAL, INC.

Date: May 27, 1998                           By: /s/ Vince Pisano
                                                --------------------------------
                                                Vince Pisano, Vice President and
                                                Chief Financial Officer